UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 21, 2022, ManTech International Corporation (ManTech) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), in connection with the proposed acquisition of ManTech by The Carlyle Group Inc. (The Carlyle Group), expired on June 20, 2022.

As previously announced, ManTech entered into an Agreement and Plan of Merger (Merger Agreement) pursuant to which an entity controlled by investment funds managed by The Carlyle Group would acquire ManTech. The expiration of the HSR Act waiting period satisfies a condition to the proposed acquisition. The proposed acquisition remains subject to other customary closing conditions specified in the Merger Agreement, including, among others, the adoption of the Merger Agreement by ManTech’s stockholders.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech and The Carlyle Group. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. ManTech expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of ManTech and will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and The Carlyle Group. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022	MANTECH INTERNATIONAL CORPORATION

	By:	/s/ Michael R. Putnam
	Name:	Michael R. Putnam
	Title:	Senior VP - Corporate & Regulatory Affairs